EXHIBIT 10.6

CONTRACT TO BUY AND SELL REAL ESTATE

THIS CONTRACT, is made and entered into effective as of June 30, 2002, by and between VCG Real Estate Holding, Inc., a Colorado corporation (“Buyer”), and Tennessee Restaurant Concepts II, LP, a Tennessee limited partnership (“Seller”);

1.  PURCHASE AND SALE OF PROPERTY.    Buyer agrees to buy, and Seller agrees to Sell, on the terms and conditions set forth in this Contract, the approximately 1.5 acres of land and 14,000 square foot building thereon described on Exhibit A attached hereto and incorporated herein by this reference, located in the State of Tennessee, together with all interest of Seller therein, all easements and other appurtenances thereto, all improvements thereon and all attached fixtures thereon (collectively the “Property”).

2.  PURCHASE PRICE AND TERMS.    The purchase price (the “Purchase Price”) shall be the assumption by Buyer of the $1,640,000 mortgage on the Property, Exhibit B attached hereto and incorporated herein by this reference (the “Mortgage”) and 195,200 restricted shares of common stock, $.0001 par value, of VCG Holding Corp., a Colorado corporation of which Buyer is a wholly-owned subsidiary (the “VCG Holding Shares”). Buyer shall execute and deliver to Seller at the Closing certificates for the VCG Holding Shares in the names and in the amounts as set forth below:

IS Investments	80,000
Johan Van Baal	40,000
LTD Investments	24,000
Marty Egan	16,000
Lowrie Management, LLLP	35,200

Total:	195,200

Prior to delivering the VCG Shares to the above-named individuals, Seller must obtain from each such individual a Representation of Investment Intent in the form attached hereto as Exhibit C.

3.  EVIDENCE OF TITLE.    Buyer has obtained, at Buyer’s expense, a current commitment for owner’s title insurance policy. Copies of instruments listed in the schedule of exceptions in the title insurance commitment also have been obtained by Buyer. Buyer shall pay the premium at closing and have the title insurance policy delivered to Buyer as soon as practicable after closing.

4.  TITLE.    Buyer has inspected the title documents and title commitment. Buyer accepts the condition of title as disclosed by the title documents as satisfactory. Seller has delivered to Buyer, true copies of all lease(s) and survey(s) in Seller’s possession pertaining to the Property and has disclosed to Buyer all easements, liens or other title matters not shown by the public records of which Seller has actual knowledge. Buyer has inspected the Property to determine if any third party has any right in the Property not shown by the public records (such as an unrecorded easement, unrecorded lease, or boundary line discrepancy). Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.

5.  INSPECTION.    Buyer has inspected the physical condition of the Property. The physical condition of the Property is satisfactory to Buyer.

6.  CLOSING DATE.    The effective date of the closing shall be June 30, 2002. The date, hour and place of closing shall be as designated by mutual agreement of the Buyer and Seller.

7.  TRANSFER OF TITLE.    Subject to tender or payment at closing as required herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver a good and sufficient General Warranty Deed to Buyer, on closing, conveying the Property free and clear of all liens, assessments, encumbrances and taxes, including liens for special improvements installed as of the effective date hereof, whether assessed or not; except (a) distribution utility easements (including cable TV); (b) those matters reflected by the title documents accepted by Buyer; (c) inclusion of the Property within any special taxing district; and (d) building and zoning regulations.

9.  PAYMENT OF ENCUMBRANCES.    Any encumbrance required to be paid shall be paid by Seller at or before closing.

10.  CLOSING COSTS, DOCUMENTS AND SERVICES.    Buyer shall pay all closing costs and all other items required to be paid at closing except as otherwise provided herein. Buyer and Seller shall sign and complete all customary or required documents at or before closing. Real estate closing services shall be paid at closing by Buyer. Any municipal sales, use and transfer tax, if any, shall be paid by Buyer.

11.  PRORATIONS.    General taxes for the year of closing (based on the taxes for the calendar year immediately preceding closing), rents, water and sewer charges, and any similar items, if any, shall be prorated to date of closing, and paid by Seller.

12.  POSSESSION.    Possession of the Property shall be delivered to Buyer at closing. If Seller, after closing, fails to deliver possession at closing, Seller shall be subject to eviction and shall be additionally liable to Buyer for payment of $500 per day from the date of closing, or such other date agreed in writing by the parties, until possession is delivered.

13.  CONDITION OF PROPERTY.    The Property shall be conveyed in its present condition, ordinary wear and tear excepted.

14.  TIME OF ESSENCE/REMEDIES.    Time is of the essence hereof. If any obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:

(a)  If Buyer is in default, all payments received hereunder shall be forfeited by Buyer and retained by Seller and both parties shall thereafter be released from all obligations hereunder. It is agreed that such payments are LIQUIDATED DAMAGES are SELLER’S

SOLE AND ONLY REMEDY for Buyer’s failure to perform the obligations of this Contract. Seller expressly waives any and all other remedies and/or additional damages.

(b)  If Seller is in default, Buyer may elect to treat this Contract as canceled, in which case all payments received hereunder shall be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this Contract as being in full force and effect and Buyer shall have the right to specific performance or damages, or both.

15.  ENTIRE CONTRACT.    This Contract constitutes the sole understanding of the parties with respect to the subject matter hereof. No amendment, modification or alteration of the terms or provisions of this Contract shall be binding unless the same shall be in writing and duly executed by the parties hereto.

16.  SUCCESSORS AND ASSIGNS.    The terms and conditions of this Contract shall inure to the benefit of and be binding upon the respective successors of the parties hereto; provided, however, that this Contract may not be assigned by any party without the prior written consent of the other party hereto, except that the Buyer may, at its election and without the prior written consent of Seller, assign this Contract to any affiliate of Buyer so long as the obligations, representations and warranties of Buyer made herein are equally true of and assumed by such assignee. If this Contract is assigned with such consent or pursuant to such exceptions, the terms and conditions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective assigns; provided, however, that no assignment of this Contract or any of the rights or obligations hereof shall relieve any party of its obligations under this Contract. With the exception of the parties to this Contract, there shall exist no right of any person to claim a beneficial interest in this Contract or any rights occurring by virtue of this Contract.

17.  COUNTERPARTS.    This Contract may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

18.  HEADINGS.    The headings of the paragraphs of this Contract are inserted for convenience only and shall not be deemed to constitute part of this Contract or to affect the construction hereof.

19.  NO WAIVER.    No action taken pursuant to this Contract, including any investigation by or on behalf of any party hereto, will be deemed to constitute a waiver by the party taking any action of compliance with any representation, warranty or agreement contained herein. The waiver by any party hereto of any condition or of a breach of any other provision of this Contract will not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under the Contract will not preclude it from seeking redress for breach of this Contract other than with respect to the condition so waived.

20.  EXPENSES.    Except as otherwise provided in this Contract, Sellers and Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this

Contract and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

21.  NOTICES.    Any notice, request, instruction or other document (each, a “notice”) to be given hereunder by any party hereto to any other party hereto shall he in writing and delivered personally or sent by registered or certified mail, postage prepaid.

If to Buyer:

VCG Real Estate Holding Corp.
1601 W. Evans, Suite 200
Denver, Colorado 80223
Attn: Micheal Ocello, President

Seller:

Tennessee Restaurant Concepts II, LP
1601 W Evans, Suite 200
Denver, Colorado 80223
Attn: Troy Lowrie, President of GP

22.  FURTHER ASSURANCES.    From and after the closing, each party, at the request of the other party and at the requesting party’s expense, will each take all such action and deliver all such documents as shall be reasonably necessary or appropriate to confirm and vest title to the Property in Buyer and otherwise enable Buyer and Sellers to enjoy the respective benefits contemplated by this Contract.

23.  GOVERNING LAW.    The validity, performance and enforcement of this Contract and any agreement entered into pursuant hereto, unless expressly provided to the contrary, will be governed by the Laws of Colorado, without giving effect to the principles of conflicts of law thereof.

24.  CONSENT TO JURISDICTION.    Each of Company, Sellers and Buyer (a) consents and submits to the jurisdiction of the Courts of Colorado and of the Courts of the United States for a judicial district within the territorial limits of Colorado for all purposes of this Contract and any ancillary agreement or document to which it is a party, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation or liability arising under or by reason hereof and thereof; (b) consents a submits to the venue of such action or proceeding in Denver, Colorado (or such judicial district of a Court of the United States as will include the same).

25.  SPECIFIC PERFORMANCE.    Seller acknowledges that Buyer will be irreparably harmed and that there will be no adequate remedy at law in the event of a violation by Seller of any of its covenants or agreements which are contained in this Contract. Seller accordingly agrees that, in addition to any other remedies which may be available to Buyer upon the breach of such covenants and agreements, Buyer shall have the right, but not the obligation, to obtain injunctive relief to restrain any breach or threatened breach of, or otherwise to obtain specific performance of, Seller’s covenants or agreements contained in this Contract.

26.  ATTORNEYS’ FEES.    In the event of any action or proceeding brought by any party against another under this Contract, the prevailing party or parties shall be entitled to recover all expenses incurred through the date of final collection, including without limitation, all attorneys’ fees.

IN WITNESS WHEREOF, the parties hereto has caused this Contract to be executed effective as of the date first above written.

VCG REAL ESTATE HOLDING, INC.

By:	/s/ MICHEAL OCELLO
Micheal Ocello President

TENNESSEE RESTAURANT CONCEPTS, LP

By:	/s/ TROY LOWRIE
Troy Lowrie President of General Partner